                                                                  EXHIBIT 10.28

                       FIRST AMENDMENT TO CREDIT AGREEMENT

                               AND LIMITED WAIVER


          This FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "AMENDMENT") is dated as of June 8, 2000 and entered into by ACTIVISION, INC., a Delaware corporation ("ACTIVISION"), HEAD GAMES PUBLISHING, INC., a Minnesota corporation ("HEAD") and EXPERT SOFTWARE, INC., a Delaware corporation ("EXPERT"; each of Activision, Head and Expert, a "BORROWER" and collectively, "BORROWERS"), the financial institutions signatory to this Amendment which are parties to the Credit Agreement referred to below (the "LENDERS"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as issuing bank (in such capacity, the "ISSUING BANK"), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as syndication agent (in such capacity, the "SYNDICATION AGENT").


                              W I T N E S S E T H :

          WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Syndication Agent are parties to that certain Credit Agreement dated as of June 21, 1999 (as modified prior to the date hereof, the "ORIGINAL CREDIT AGREEMENT");

          WHEREAS, concurrently with the execution and delivery of this Amendment Activision is closing the Reorganization (as defined below) of its corporate organization so that it will become a wholly-owned Subsidiary of Activision Holdings, Inc., a Delaware corporation ("ACTIVISION HOLDINGS"), which will change its name to Activision, Inc., and Activision will then change its name to Activision Publishing, Inc.;

          WHEREAS, Activision Holdings desires to become a Borrower;

          WHEREAS, Activision and Activision Holdings desire to make certain investments in a newly created Subsidiary of Activision Holdings, Kaboom.com, Inc., a Delaware corporation ("KABOOM");

          WHEREAS, Activision desires to repurchase a certain amount of its outstanding common stock and/or Convertible Subordinated Notes;

          WHEREAS, the actions Activision desires to take require the consent of the Lenders under the Original Credit Agreement;

          WHEREAS, Activision has entered into that certain Rights Agreement, dated as of April 18, 2000, with Continental Stock Transfer & Trust Company (the "Rights Agreement") providing for a dividend payable in rights to purchase shares of Series A Junior Preferred Stock or common stock of Activision under the circumstances described in the Rights Agreement; and

          WHEREAS, the parties hereto desire to amend certain provisions of the Original Credit Agreement on the terms and subject to the conditions provided herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, the Lenders, the Issuing Bank, the Administrative Agent, the Collateral Agent and the Syndication Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Unless otherwise defined herein, terms defined in the Original Credit Agreement shall have such defined meanings when used in this Amendment.

                                   ARTICLE II

                         AMENDMENTS TO CREDIT AGREEMENT

     SECTION 2.1. DEFINED TERMS. Section 1.01 of the Original Credit Agreement is hereby amended by:

(a) inserting the following terms and definitions therefor in the appropriate alphabetical order:

          "ACTIVISION HOLDINGS" shall mean Activision Holdings, Inc., a Delaware corporation, which will be renamed Activision, Inc.

          "KABOOM" shall mean Kaboom.com, Inc., a Delaware corporation and a wholly-owned Subsidiary of Activision Holdings.

          "MERGER SUB" shall mean ATVI Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Activision Holdings.

          "REORGANIZATION" shall mean the merger of Merger Sub with and into Activision, with Activision being the surviving corporation, and the conversion of all of the shares of capital stock of Activision into shares of capital stock of Activision Holdings.

          (b) amending and restating the definitions of "Borrowers", "Change in Control", "Collateral", "Equity Issuance", "Joinder Agreement", "Leverage Ratio", "Net Income" and "Subsidiary" in their entirety to read as follows:

          "BORROWERS" shall mean Activision Holdings, Activision, Head, Expert and any other Subsidiary of Activision Holdings which becomes a Borrower hereunder.

          "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended, as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Activision Holdings,
(b) a majority of the seats (other than vacant seats) on the board of directors of Activision Holdings shall at any time be occupied by persons who were neither
(i) nominated by the board of directors of Activision Holdings, nor (ii) appointed by directors so nominated, or (c) any change in control (or similar event, however denominated) with respect to Activision Holdings or any of its Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $2,000,000 to which Activision Holdings or any of its Subsidiaries is a party, or (d) Activision ceases to be a wholly-owned Subsidiary of Activision Holdings, or (e) any Subsidiary of Activision which is a Borrower or UK Sub ceases to be a wholly-owned Subsidiary of Activision.

          "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include any Mortgaged Properties, but shall exclude "Margin Stock" (as defined in Regulation U of the Board).

          "EQUITY ISSUANCE" shall mean any issuance or sale by Activision Holdings or any Subsidiary of any Equity Interests of Activision Holdings or any Subsidiary, as applicable, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such Equity Interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to a Borrower or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of Activision Holdings to management or key employees of Activision Holdings or any Subsidiary or Kaboom under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time or other stock options from time to time granted to employees or directors, or in connection with license, distribution or development or other similar agreements, (d) conversion of the Convertible Subordinated Notes into common stock of Activision Holdings, (e) issuance of common stock (or options or warrants to purchase common stock) of Activision Holdings as consideration for any Permitted Acquisition, (f) the issuance of common stock of Activision Holdings in connection with the Reorganization and (g) other issuances of Equity Interests for non-cash or no consideration.

          "JOINDER AGREEMENT" shall mean a Borrower Joinder Agreement substantially in the form attached hereto as Exhibit E executed by Activision Holdings or any Domestic Subsidiary which becomes a Borrower hereunder.

          "LEVERAGE RATIO" shall mean, (a) with respect to the Loan Parties on any date, the ratio of the daily average amount of Total Debt of the Loan Parties for the two months ended on such date to Adjusted EBITDA of the Loan Parties for such two month period and (b) with respect to Activision Holdings and its Subsidiaries on any date, the ratio of Total Debt of Activision Holdings and its Subsidiaries on a consolidated basis on such date to Adjusted EBITDA of Activision Holdings and its Subsidiaries on a consolidated basis for such two month period.

          "NET INCOME" shall mean, for any period, net income or loss of Activision Holdings and its Subsidiaries, or of the Loan Parties, as the case may be, for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary except to the extent that dividends or distributions are actually paid in compliance therewith, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any of its Subsidiaries or the date that person's assets are acquired by a Borrower or any of its Subsidiaries, and (c) the income of any Subsidiary which is not a wholly owned Subsidiary except to the extent that dividends or distributions are actually paid to Activision Holdings or a wholly owned Subsidiary.

          "SUBSIDIARY" means any subsidiary of Activision Holdings, EXCLUDING, HOWEVER, Kaboom and any of its subsidiaries.

          (c) adding the following clause (t) to the definition of "Eligible Receivables"

               "(t)  the Receivable is owed by Kaboom."

          (d) deleting the reference to "Activision" in clause (a) of the definition of "Material Adverse Effect" and replacing it with "Activision Holdings".

     SECTION 2.2. ADDITIONAL AMENDMENTS. The following sections of the Original Credit Agreement shall be amended as follows:

          (a) All references to "Activision" in Section 5.04 shall be deleted and replaced with "Activision Holdings".

          (b) Section 5.04 is further amended to require that the Borrowers shall provide to the Administrative Agent annual and quarterly financial statements for Kaboom, meeting the criteria described in clauses (a) and (b) of such Section 5.04.

          (c) Section 5.12 is amended to add the following at the end of such Section.

               "Promptly following the Reorganization, Activision Holdings shall pledge to the Collateral Agent the stock of Activision."

          (d) Section 6.04 is amended to add the following clause (p) at the end of such Section:

               "(p) Activision Holdings may acquire Equity Interests in, or make loans or advances to, Kaboom and Activision or any of its Domestic Subsidiaries may acquire Equity Interests in, or make loans or advances to, Kaboom, PROVIDED, HOWEVER, that (i) the aggregate amount invested in Kaboom by Borrowers and their Subsidiaries, whether as an investment in Equity Interests or loans or advances, shall not exceed $10,000,000 in the aggregate PLUS up to $250,000 of short-term inter-company loans and advances at any time outstanding, (ii) all loans and advances shall be evidenced by promissory notes, and all such promissory notes and any certificates evidencing the Equity Interests of Kaboom shall be pledged by the applicable Borrower or Domestic Subsidiary as Collateral pursuant to the Pledge Agreement."

          (e) Section 6.05 is amended to add the following clause (v) at the end of subsection (a):

               "and (v) the Borrowers may effect the Reorganization."

          (f) Section 6.06(a) is amended to add the following at the end of such
Section:

               "and PROVIDED FURTHER, that, as long as no Default or Event of Default shall have occurred and be continuing or shall result therefrom, Activision (prior to the Reorganization) or Activision Holdings (after the Reorganization) may purchase or redeem its common stock at a price no greater than $10 per share and for a maximum amount, together with any funds used to redeem or purchase Convertible Subordinated Notes permitted under Section 6.14(b) hereof, of $15,000,000."

          (g) Section 6.07 is amended to add the following subsection (e):

               "and (e) a Borrower or any Subsidiary may enter into the inter-company agreements with Kaboom described on Schedule 6.07(e) hereto."

          (h) Each of Section 6.10(b) and Section 6.11(b) are amended to delete the references to "Activision and its Subsidiaries" and to replace them with "Borrowers and their Subsidiaries."

          (i) Each of Sections 6.13(a) and (b) are amended to add the following immediately before the semicolon:

               "LESS the amount paid by Activision or Activision Holdings since May 1, 2000 to purchase or redeem its common stock"

          (j) Section 6.14(b) is amended to add the following at the end of such subsection:

               ";PROVIDED, HOWEVER, that, as long as no Default or Event of Default shall have occurred and be continuing or shall result therefrom, Activision Holdings or Activision may redeem or purchase the Convertible Subordinated Notes at a price no greater than 85% of par value and for a maximum amount, together with any funds used to redeem or purchase common stock of Activision or Activision Holdings permitted under Section 6.06(a) hereof, of $15,000,000."

          (k) Section 6.16 is amended and restated as follows::

               "SECTION 6.16. BUSINESS. With respect to Activision Holdings, engage in any business other than owning Equity Interests in Activision and Kaboom and, subject to compliance with Section 5.12 hereof, such other Subsidiaries as may be organized from time to time and with respect to Activision and other Subsidiaries, engage (directly or indirectly) in any business other than the businesses in which Activision and its Subsidiaries are engaged on the Closing Date and other businesses reasonably related thereto."

          (l) The following Section 6.18 is added to the Original Credit
Agreement:

               "SECTION 6.18. MINIMUM UNDRAWN AVAILABILITY. Permit Undraw Availability (without giving effect to clause (iv) of the "Formula Amount" in Section 2.01) at any time to be less than an amount equal to $15,000,000 LESS the aggregate amount of proceeds received by Activision or Activision Holdings from the exercise of stock options since May 1, 2000."

                                  ARTICLE III

                                 LIMITED WAIVER

          The Lenders hereby waive any Default or Event of Default arising out of (a) the issuance by Activision of a dividend in "Rights" under and as defined in the Rights Agreement and (b) the failure of Activision to be in good standing in California as the result of failure to pay taxes in the amount of approximately $300.00 as long as such Default or Event of Default is cured no later than July 15, 2000 and Borrowers delivers to Administrative Agent evidence of the good standing of Activision on or before such date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Amendment, each of the Borrowers hereby represents and warrants to each of the Lenders and the Administrative Agent that:

          (a) Each representation and warranty of the Borrowers and each of their Subsidiaries contained in the Loan Documents is true and correct in all material respects as of the date hereof, and will be true and correct in all material respects as of the effective date of this Amendment.

          (b) Each Borrower and each of its Subsidiaries has all requisite corporate power and authority to execute, deliver and perform this Amendment, and, in the case of the Subsidiary Guarantors, the Consent of Subsidiary Guarantors attached hereto (the "GUARANTOR CONSENT") and, in the case of Activision Holdings, to execute deliver and perform the Joinder Agreement and the other Loan Documents executed and delivered concurrently herewith. Activision and Merger Sub have all requisite corporate power and authority to effect the Reorganization.

          (c) Each Loan Party has duly authorized, executed and delivered this Amendment and the Guarantor Consent, as applicable, and, as to Activision Holdings, the Joinder Agreement and the other Loan Documents, and neither its execution and delivery hereof or thereof nor its consummation of the transactions contemplated hereby or thereby (including the Reorganization) or its compliance with the terms hereof or thereof (i) conflicts with or constitutes a default under or results in a violation of the provisions of its governing documents or any requirement of law applicable to or binding on it or any of its properties, (ii) constitutes a default under or results in the violation of the provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound or affected, or (iii) results or could reasonably be expected to result in or requires the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens in favor of the Collateral Agent) upon any of its property or assets under, or results in the acceleration of, any of its Indebtedness. The execution, delivery and performance of this Amendment, the Guarantor Consent, the Joinder Agreement and the other Loan Documents executed and delivered on the date hereof, as applicable, does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations or any stockholder of any Borrower or any of its Subsidiaries nor does it require any filing (except (i) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, and (ii) the filing of a merger agreement to effect the Reorganization) with or consent or approval of any Governmental Authority, than those which have been obtained and are in full force and effect.

          (d) This Amendment is a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms. The Guarantor Consent is a legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms. The Joinder Agreement and each other Loan Document executed and delivered by Activision Holdings in connection therewith are the legal, valid and binding obligations of Activision Holdings, enforceable against Activision Holdings in accordance with their terms.

          (e) No fact is known to any Borrower which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          (f) After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution, delivery and performance of this Amendment or the other documents executed and delivered in connection herewith or the transactions contemplated hereby, including the Reorganization, that constitutes or will constitute a Default or Event of Default.

     SECTION 4.2. ACKNOWLEDGMENT OF RELIANCE. Each of the Borrowers acknowledges that each of the Lenders and the Administrative Agent has entered into this Amendment in reliance upon the representations and warranties contained in this
Article IV.

                                   ARTICLE V

                           CONDITIONS TO EFFECTIVENESS

          This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Administrative Agent (by hand delivery, mail or telecopy) by, each of the Borrowers and the Required Lenders and only if and when each of the following conditions is satisfied:

     SECTION 5.1. CONSENT OF SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors shall have executed and delivered to the Administrative Agent the Guarantor Consent.

     SECTION 5.2. JOINDER AGREEMENT AND LOAN DOCUMENTS. Activision Holdings shall have executed and delivered to the Administrative Agent the Joinder Agreement, and shall have become a party to the Loan Documents as a Borrower, and shall have delivered to the Collateral Agent the certificates evidencing the stock of Activision and Kaboom owned by it.

     SECTION 5.3. SUPPORTING DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent copies of resolutions of each of the Loan Parties approving and authorizing this Amendment, the Guarantor Consent, the Reorganization and, as to Activision Holdings, the Joinder Agreement and other Loan Documents, together with an incumbency certificate for the persons executing the applicable documents, all in form and substance satisfactory to the Administrative Agent.

     SECTION 5.4. EXPENSE REIMBURSEMENTS. The Borrowers shall have paid all expense reimbursements due to the Administrative Agent in connection with this Amendment.

     SECTION 5.5. LEGAL OPINIONS. Each of the Borrowers shall deliver to the Administrative Agent legal opinions of counsel to each of the Borrowers, in form and substance satisfactory to the Administrative Agent which may be in the form of one opinion.

     SECTION 5.6. LIEN FILINGS. The Loan Parties shall have executed and delivered to the Collateral Agent such documents as may be reasonably requested by the Collateral Agent to perfect the Liens granted by the Loan Documents and to continue the perfection thereof, including such documents as may be necessary to reflect the Reorganization and the changes of the names of Activision and Activision Holdings.

     SECTION 5.7. CONSENT FEE. The Borrowers shall have paid to the Administrative Agent for the ratable benefit of the Lenders a consent fee equal to $175,000.

     SECTION 5.8. NO DEFAULT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, and each representation and warranty made by the Borrowers or any of their Subsidiaries herein or in the Loan Documents shall be true and correct in all material respects as if made on and as of the effective date of this Amendment, and the Borrowers shall have delivered to the Administrative Agent a certificate confirming such matters.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1. EFFECT OF AMENDMENT. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Original Credit Agreement as amended hereby. Except as expressly amended or waived hereby, the Original Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

          The issuance of the waiver contained herein does not constitute a waiver of any other Default or Event of Default.

     SECTION 6.2. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6.3. COMPLETE AGREEMENT. This Amendment sets forth exhaustively the complete agreement of the parties in respect of any amendment to any of the provisions of the Original Credit Agreement.

     SECTION 6.4. HEADINGS & COUNTERPARTS. The Article and Section headings herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.

                              ACTIVISION, INC.



                              By: /s/ Lawrence Goldberg
                                 -----------------------------------------------
                                    Name: Lawrence Goldberg
                                    Title: Executive Vice President,
                                           Chief Operating Officer


                              HEAD GAMES PUBLISHING, INC.



                              By: /s/ Lawrence Goldberg
                                 -----------------------------------------------
                                    Name: Lawrence Goldberg
                                    Title: Vice President


                              EXPERT SOFTWARE, INC.



                              By: /s/ Lawrence Goldberg
                                 -----------------------------------------------
                                    Name: Lawrence Goldberg
                                    Title: Vice President


                              PNC BANK, NATIONAL ASSOCIATION,
                              individually and as Collateral Agent and Issuing Bank and as Administrative Agent on behalf of Lender



                              By: /s/ Thomas J. Stoltz
                                 -----------------------------------------------
                                    Name: Thomas J. Stoltz
                                    Title: Vice President